EXHIBIT 99.1

NEWS RELEASE for June 9, 2005 at 7:30 am EDT
--------------------------------------------
CONTACTS FOR INCENTRA SOLUTIONS:
  Allen & Caron Inc.                      Incentra Solutions
  Jill Bertotti (investors)               Thomas P. Sweeney III
  jill@allencaron.com                     Chairman and CEO
  Len Hall (financial media)              (303) 449-8279
  len@allencaron.com

  (949) 474-4300


            INCENTRA SOLUTIONS COMPLETES 1-FOR-10 REVERSE STOCK SPLIT

                 NEW STOCK SYMBOL (ICNS) EFFECTIVE JUNE 9, 2005

BOULDER, CO, JUNE 9, 2005 - Incentra Solutions, Inc. (OTCBB: ICNS) today announced that it has completed its previously announced 1-for-10 reverse stock split of its outstanding common stock. The Company's common stock will begin trading under its new post-reverse split ticker symbol (ICNS) at the opening of trading, today, June 9, 2005. The Company also received a new CUSIP identification number (#45326F 20 7) for its common stock.

      Chairman and CEO Tom Sweeney said, "The reverse split aligns the Company's capitalization structure and helps position our stock to be purchased by new institutional investors as part of the overall investor relations objective. This is also another step toward positioning the Company to move to a larger exchange."

      Stockholders of record on June 8, 2005 will be furnished instructions for exchanging their existing stock certificates for new stock certificates. Stockholders with shares held in street name with a brokerage firm will have their accounts adjusted by their respective brokers. Stockholders should not destroy any stock certificates and should not submit any certificates to the Company's transfer agent until requested to do so.

ABOUT INCENTRA SOLUTIONS, INC.
------------------------------

      Incentra Solutions, Inc. (www.incentrasolutions.com, OTCBB:ICNS) is a provider of complete IT & storage management solutions to broadcasters, enterprises and managed service providers worldwide. Incentra's complete solution includes professional services, hardware & software products with first call support, IT outsourcing solutions and financing options. To the broadcast market, Incentra delivers complete digital archive management and transcoding solutions built on its IT and storage expertise and offerings.

INCENTRA SOLUTIONS FORWARD LOOKING STATEMENTS

CERTAIN INFORMATION DISCUSSED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED UPON REASONABLE ASSUMPTIONS

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                                    INCENTRA
                                 --------------
                                 SOLUTIONS, INC.
                   1140 Pearl Street, Boulder, Colorado 80302


AT THE TIME MADE, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ACHIEVED. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO UNPREDICTABLE AND UNANTICIPATED RISKS, TRENDS AND UNCERTAINTIES SUCH AS THE COMPANY'S INABILITY TO ACCURATELY FORECAST ITS OPERATING RESULTS; THE COMPANY'S POTENTIAL INABILITY TO ACHIEVE PROFITABILITY OR GENERATE POSITIVE CASH FLOW; THE AVAILABILITY OF FINANCING; AND OTHER RISKS ASSOCIATED WITH THE COMPANY'S BUSINESS. FOR FURTHER INFORMATION ON FACTORS WHICH COULD IMPACT THE COMPANY AND THE STATEMENTS CONTAINED HEREIN, REFERENCE SHOULD BE MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ANNUAL REPORTS ON FORM 10-KSB, QUARTERLY REPORTS ON FORM 10-QSB AND CURRENT REPORTS ON FORM 8-K. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE OR SUPPLEMENT FORWARD-LOOKING STATEMENTS THAT BECOME UNTRUE BECAUSE OF SUBSEQUENT EVENTS.

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